SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
240.14a-12

Brantley Capital Corp,.
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- (Name of Registrant as Specified in its Charter)
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- OPPORTUNITY-PARTNERS L.P.
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Registrant)
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- [X] No fee required.
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- [ ] Fee computed on table below per Exchange Act Rules 14a-
6(i)(4)and 0-11.
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applies: _____________________________________________
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applies: _____________________________________________
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- (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the
amount on which the filing fee is calculated and state how it was determined):
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- (4) Proposed maximum aggregate value of transaction:
______________________________________________
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- [ ] Fee paid previously with preliminary materials.
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- [ ] Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous
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PROXY STATEMENT IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF
DIRECTORS OF BRANTLEY CAPITAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS (To be held on August 8, 2002)

My name is Phillip Goldstein. I am a director and a large shareholder of Brantley Capital Corporation ("Brantley"). I am sending this proxy statement and the enclosed GREEN proxy card to holders of record on June 28, 2002 (the "Record Date") of Brantley. I am soliciting a proxy to vote your shares at the 2002 Annual Meeting of Shareholders of Brantley (the "Meeting") and at any and all adjournments or postponements of the Meeting. Please refer to Brantley's proxy soliciting material for additional information concerning the Meeting and a full description of the matters to be considered by the shareholders at the Meeting.

This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders of Brantley on or about July --, 2002.

INTRODUCTION

There are two matters that Brantley has scheduled to be voted upon at the Meeting:

1. The election of two directors to serve until 2007.

2. To ratify the selection of KPMG LLP as Brantley's independent accountant.

               In addition, I intend to submit two proposals for a vote by shareholders:

3. To recommend that the board of directors take action to commence an orderly liquidation of Brantley as soon as practicable.

4. To terminate the existing investment advisory agreement and to request that the board negotiate a new advisory agreement at a reduced fee.

With respect to these matters, I am soliciting a proxy to vote your shares FOR the election of Gerald Hellerman and Andrew Dakos as directors of Brantley and FOR each of the other proposals.

How Proxies Will Be Voted

All of the proposals scheduled by Brantley to be voted on at the Meeting are included on the enclosed GREEN proxy card. If you wish to vote FOR the election of my nominees to the Board, you may do so by completing and returning a GREEN proxy card.

If you return a GREEN proxy card to me or to my agent, your
shares will be voted on each matter as you indicate.    If you do
not indicate how your shares are to be voted on a matter, they will be voted FOR the election of the above persons to the Board and For Proposals 2, 3, and 4.

If you return a GREEN proxy card, you will be granting the persons named as proxies discretionary authority to vote on any other matters of which they are not now aware that may come before the Meeting. These may include, among other things, matters relating to the conduct of the Meeting.

Voting Requirements

If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies, consideration of matters of which I am not aware at this time, or negotiations with the incumbent directors. If an adjournment of the Meeting is proposed, the persons named as proxies on the GREEN proxy card will vote for or against such adjournment in their discretion. Please refer to Brantley's proxy statement for the voting requirements for Proposals 1 and
2. Proposal 3 requires a majority of votes cast for approval. Proposal 4 requires a "For" vote by shareholders representing the lesser of (i) 50% of the shares outstanding or (ii) 67% of the shares present at the Meeting.

Revocation of Proxies

You may revoke any proxy you give to management or to me prior to its exercise by (i) delivering a written revocation of your proxy to Brantley; (ii) executing and delivering a later dated proxy to me or to Brantley or to our respective agents; or (iii) voting in person at the Meeting. (Attendance at the Meeting will not in and of itself revoke a proxy.) There is no limit on the number of times you may revoke your proxy prior to the Meeting. Only the latest dated, properly signed proxy card will be counted.

Information Concerning the Soliciting Shareholder

The shareholder making this solicitation is Phillip Goldstein, 60 Heritage Drive, Pleasantville, NY 10570. I am an investment manager who presently manages investment portfolios having assets of approximately $70 million. Since December 1, 1992, I have been the president and 50% shareholder of a company that serves as the general partner of a private investment partnership which is a shareholder in Brantley. Since 1996, I have taken an active role in urging the management of certain registered closed-end investment companies to take various actions that I believe would benefit those companies and their shareholders.

As of June 28, 2002, I am deemed to be the beneficial owner of 253,400 shares of Brantley common stock held in brokerage accounts by my clients and me, representing approximately 6.65% of Brantley's outstanding common stock, substantially all of which are held in margin accounts at brokerage firms by my clients and me. We purchased --------- shares between June 28, 2000 and December 31, 2000, ---------- shares in 2001and no shares in 2002.  We have not sold any shares.

REASON FOR THE SOLICITATION

There are two primary reasons I am conducting this solicitation:

The shares of Brantley have traded at a very large discount from net asset value for a long time. Currently the discount is in excess of 40%. I believe the surest way to close the gap between net asset value and market price is to commence an orderly liquidation of Brantley.

I believe the primary goal of Robert Pincas, Brantley's CEO, is to siphon off as much money from Brantley as possible. Since I have been on the board, no director other than me has had the spine to challenge his ill-conceived and self-serving schemes to increase his own wealth by diluting shareholders through the sale of additional shares of Brantley at prices below market value.

The directors of Brantley are supposed to be "watchdogs" for the shareholders. However, it seems the only trick these "watchdogs" know is to roll over and play dead whenever Mr. Pincas gives the command. None of the directors other than me showed any backbone to stand up to Mr. Pincas' after he proposed his self-dealing schemes to dilute shareholders and increase his management fees. Therefore, this solicitation is intended to afford shareholders an opportunity to vote (1) for directors that will provide an independent check on Mr. Pincas' self-dealing tendencies, (2) for a proposal to maximize shareholder value by recommending that an orderly liquidation of Brantley be commenced as soon as practicable, and (3) for a proposal to terminate the advisory agreement and reduce the management fee, which in my view, is currently exorbitant in light of Brantley's poor long-term stock performance.

CERTAIN CONSIDERATIONS

In deciding whether to give me your proxy, you should consider the following:

If elected, my nominees will constitute a minority of the board and will not be able to cause Brantley to take any action without the support of other directors, which is not assured. Also, implementation of certain Board actions may require shareholder approval, and no assurance can be given that such approval will be obtained. In addition, various costs, which would be borne indirectly by shareholders, may be associated with certain actions, including but not limited to those associated with holding a special meeting of shareholders. I believe that such costs are far outweighed by the benefits to most shareholders of these actions. In addition, certain actions may have adverse tax consequences for some shareholders that cannot be quantified at this time.

I believe that all shareholders of Brantley will benefit if any actions taken to reduce or eliminate the discount from NAV are successful. However, my clients who hold shares of Brantley pay me fees. These fees are based upon a share of the profits the client earns and will be greater if the value of Brantley's shares increases.

ELECTION OF DIRECTORS

	At the Meeting, I will nominate the following persons for election as directors for a term expiring in 2007. Each nominee has consented to serve if elected and to being named in this proxy statement.

Andrew Dakos (Age 36), 14 Mill Street, Lodi, NJ  07644
Private investor.  President and CEO of UVitec Printing Ink, Inc.
since 1997.  Mr. Dakos was a director of the Dresdner RCM
Strategic Global Income Fund from 2000 to 2002 and he has been a director of The Mexico Equity and Income Fund since 2000.

Gerald Hellerman (Age 64), 10965 Eight Bells Lane, Columbia, MD
21044
Managing Director of Hellerman Associates, a financial and corporate consulting firm; Trustee of Third Avenue Value Trust since 1993; Trustee of the Third Avenue Variable Series Trust since 1999; director of Clemente Strategic Value Fund from 1998 to 2000; director of The Mexico Equity and Income Fund since 2000.




As of June 28, 2002, Mr. Dakos beneficially owned ------- shares of Brantley. Mr. Hellerman does not own any shares. Other than fees that may be payable by Brantley to its directors, none of my nominees has any arrangement or understanding with any person with respect to any future employment by Brantley or by any affiliate of Brantley.

The persons named as proxies on the enclosed GREEN proxy card intend, in the absence of contrary instructions, to vote all proxies they are entitled to vote FOR the election of the above persons, each of whom have consented to stand for election and to serve if elected. If any nominee is unable to serve, an event not now anticipated, the proxies will be voted for such other person (who shall be disinterested), if any, as is designated by the persons named as proxies.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANT

Unless instructed otherwise, the persons named as proxies will vote FOR the selection of KPMG LLP as Brantley's independent accountant for the year ending December 31, 2002.

PROPOSAL 3: TO RECOMMEND THAT THE BOARD OF DIRECTORS TAKE ACTION
TO COMMENCE AN ORDERLY LIQUIDATION OF BRANTLEY AS SOON AS
POSSIBLE

I believe the surest way to close the gap between net asset value and market price is to commence an orderly liquidation of Brantley. An orderly liquidation means that (1) no new investments will be made and (2) when a liquidity event occurs, e.g., a sale of a portfolio holding for cash or stock or an initial public offering of a portfolio company, a distribution of cash and/or securities in the portfolio company will be made to Brantley shareholders. This process, which has no definite timetable, will insure that all of the net assets of Brantley will be distributed to shareholders over time, thereby eliminating the discount to net asset value.

Please note that even if this proposal is approved, it will not be binding on the board of directors. Also, Robert Pincas, the CEO of Brantley, has taken the self-serving position that shareholders may not vote on this proposal and the rest of the directors and Sutherland Asbil & Brennan, the counsel to Brantley have sided with Mr. Pincas and against the shareholders in this matter. I believe that there is no legal basis for their position.

PROPOSAL 4:  TO TERMINATE THE EXISTING INVESTMENT ADVISORY
AGREEMENT AND TO REQUEST THAT THE BOARD NEGOTIATE A NEW ADVISORY
AGREEMENT AT A REDUCED FEE

Robert Pincas, the CEO of Brantley, has taken the self-serving position that shareholders may not vote on this proposal. The rest of the directors and Sutherland Asbil & Brennan, the counsel to Brantley have sided with Mr. Pincas and against the shareholders in this matter. However, the Investment Company Act of 1940 permits the shareholders to vote to terminate the investment advisory agreement at any time. I originally advised Brantley that submission of this proposal would be contingent on the approval of Proposal No. 3. However, if Mr. Pincas prevents shareholders from voting on proposal No. 3, the submission of this proposal for a vote shall not be subject to any contingency. If Mr. Pincas attempts to prevent the shareholders from voting to terminate the advisory agreement, I intend to seek a court order to enforce the termination.

As stated above, I believe the surest way to maximize shareholder value is to commence an orderly liquidation as soon as possible. An orderly liquidation does not require the degree of active management that currently exists. Thus, the existing contract providing for an annual fee of 2.85% of NAV should be terminated and a new contract negotiated at a substantially reduced fee with an investment advisor that will serve as a "caretaker" for the orderly liquidation of Brantley.

THE SOLICITATION

 I am making this solicitation personally. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of shares of Common Stock for whom they hold shares of record. I will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, I will personally bear all of the expenses related to this proxy solicitation. Because I believe that the shareholders will benefit from this solicitation, I intend to seek reimbursement of these expenses from Brantley. Shareholders will not be asked to vote on the reimbursement of my solicitation expenses, which I estimate to be about $--------. As of July --, 2002, I expect to have incurred approximately $-----expenses. If I am not reimbursed by Brantley, I may seek partial reimbursement from one or more of my clients or from the general partner of the investment partnership that I manage.

I am not and, within the past year, have not been a party to any contract, arrangement or understanding with any person with respect to any securities of Brantley. In addition, there is no arrangement or understanding involving either myself or any affiliate that relates to future employment by Brantley or any future transaction with Brantley.

ADDITIONAL PROPOSALS

I know of no business that will be presented for consideration at the Meeting other than that set forth in this proxy statement and in Brantley's proxy statement. If any other matters are properly presented for consideration at the Meeting, it is the intention of the persons named as proxies in the enclosed GREEN proxy card to vote in accordance with their own best judgment on such matters.

DATED: July --, 2002









PROXY SOLICITED IN OPPOSITION TO THE BOARD OF DIRECTORS OF THE
BRANTLEY CAPITAL CORPORATION BY PHILLIP GOLDSTEIN, A DIRECTOR AND
A SHAREHOLDER

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 8,2002

The undersigned hereby appoints Andrew Dakos and Phillip Goldstein, and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Brantley Capital Corporation ("Brantley") to be held on August 8, 2002 and any adjournment or postponement thereof, and to vote on all matters that may come before the Meeting and any such adjournment or postponement the number of shares that the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as specified below. The proxies may vote in their discretion with respect to such other matter or matters as may come before the Meeting and with respect to all matters incident to the conduct of the Meeting.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [
].)

1. ELECTION OF TWO CLASS II DIRECTORS.

FOR all of the nominees listed below [   ]
	WITHHOLD AUTHORITY [   ]
(except as indicated to the contrary below) to vote for all of the nominees listed below

ANDREW DAKOS and GERALD HELLERMAN

To withhold authority to vote for one or more nominees, enter the name(s) of the nominee(s) below.

____________________________________________________________

2. To ratify the selection of KPMG LLP as Brantley's independent accountant.

FOR [    ]  	  	AGAINST [   ]       	ABSTAIN [   ]

3. To recommend that the board of directors take action to commence an orderly liquidation of Brantley as soon as practicable.

FOR [    ]   	AGAINST [   ]       		ABSTAIN [   ]

4. To terminate the existing investment advisory agreement and to request that the board negotiate a new advisory agreement at a reduced fee.

FOR [    ]   	AGAINST [   ]         	ABSTAIN [

Important - - Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted for the election of the nominees named above and will be voted FOR all other proposals. The undersigned hereby acknowledges receipt of the proxy statement dated July --, 2002 of Phillip Goldstein and revokes any proxy previously executed. (Important - Please be sure to enter date.)

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. Please return promptly in the enclosed envelope.



SIGNATURE(S)__________________________	Dated: _______________